Exhibit 99.3

TRANSACTION INFORMATION & FREQUENTLY ASKED QUESTIONS

The information below is designed to provide answers to your questions about KushCo Holdings and the contemplated merger with Greenlane. Throughout your transition, we will continue to update this with important information as it becomes available.
•Deal Background – why merge with Greenlane:
•Key Facts on this transaction:
Q: Who is involved in this transaction?
A: The Transaction has been unanimously approved by the boards of directors for both Greenlane and KushCo, and a special independent committee consisting entirely of Greenlane’s independent directors (the “Special Committee”), which was appointed by the Greenlane board of directors. The boards of directors of Greenlane and Kuscho have unanimously recommended that their respective stockholders approve the Transaction.
A: Canaccord Genuity Corp. is acting as financial advisor to the Special Committee and provided a fairness opinion. Potter Anderson & Corroon LLP is acting as legal counsel to the Special Committee. Cowen is acting as financing advisor, and Morrison & Foerster LLP is acting as legal counsel, to Greenlane. Jefferies LLC is acting as exclusive financial advisor, and Reed Smith LLP is acting as legal counsel, to KushCo.
Q: Will we now be called Greenlane?

Exhibit 99.3
A: The ticker for the proforma (merged company) company will be GNLN, but until the merger closes, we will continue business as usual as KushCo. Our advisory Board of Directors (BOD), and management teams are analyzing a name for the proforma company after the merger and will share the news once we have the information.

•Information about Greenlane (https://gnln.com/)
I.Greenlane Holdings (NASDAQ: GNLN) is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platform, vapor.com.
II.Founded in 2005, Greenlane serves more than 8,000 retail locations and has over 250 employees with operations in United States, Canada, and Europe.
III.With a strong global footprint, Greenlane has been the partner of choice for many of the industry’s leading brands, who chose to leverage its strong distribution platform, unparalleled customer service, and highly efficient operations and logistics to accelerate their growth. Greenlane’s curated portfolio of house brands includes EYCE, packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, and Higher Standards which offers both an upscale product line as well as an innovative retail experiences with flagship stores located in Chelsea Market, New York and Malibu, California.

•Messaging/Communication
Q: Nick shared the news with us on a company-wide March 31, 2021, what can we expect from ongoing communication?
A: Your Sr. Leaders will be holding team/function meetings, no later than 4/1.
A: Nick has emailed an employee letter, March 31st, with an overview of the transaction details.
A: We will provide updated FAQs on a bi-weekly basis.
Q: What can I say to customers/vendors about the announcement?

Exhibit 99.3
A: See prepared customer and vendor letters
A: We are still considered competitors until the transaction closes (targeted late Q2 or early Q3 2021) and therefore you should not share proprietary information at any time.
A: Both Greenlane and KushCo employees separately meet with customers or vendors for purposes of introduction, generally explaining the contemplated transaction, discussing post-control plans, and otherwise explaining how the transaction may benefit customers. It is not acceptable to make joint calls on customers to sell products or services.
Staffing/Organization Structure:
Q: When will this transaction close/when will the merge be completed?
A: Management of Greenlane and KushCo expects the Transaction to close late Q2 or early Q3 2021, subject to the satisfaction or waiver of all conditions in the agreement, including the receipt of all necessary approvals. Of course, no one can guarantee that the merger will be completed; if it’s not completed for whatever reason, most items disclosed in this document will be moot.
Q: Will I still have a job in the new company?
A: Specific details are not available at this time since the project work has just begun. Both companies plan to retain a substantial portion of the employees, who are expected to continue to play key roles in the growth of the proforma company. Again, we do not know individual roles at this time.
Q: Who is my new manager/who will I report to?
A: At this point, it has been determined that Nick Kovacevich will be appointed as CEO of the combined company and Aaron LoCascio GNLN current CEO/Co-Founder as the President of the combined company. We will be working to determine the BOD/Management roles over the next (approx. thirty-forty five days).
Q: What is the new organization structure?
A: We will begin to work on proforma organization structure over the next few months.
Q: Are we closing any KushCo locations?
A: We will begin to work on proforma organization locations during our planning over the next few months.
Q: Will a retention package be offered to stay through the transaction close (late Q2 or early Q3 2021)?
A: We are still analyzing business needs during the planning phase over the next few months. We do not expect to offer broad-based retention, but it may be considered if special circumstances dictate.
•Benefits
Q: What will happen to my health insurance benefits?
A: Until the transaction closes, there will be no changes in benefits. As for later, we are still working on benefits transition plans and will provide more details when available. In any event, we expect a comprehensive and generally comparable benefit structure to continue and both parties plan to try to minimize disruptions in benefits.
Q: What will happen to our 401k plan?
A: Until the transaction closes, there will be no changes in benefits. As for later, we are still working on benefits transition plans and will provide more details when available. In any event, we expect a comprehensive and generally comparable benefit structure to continue.
Q: What will happen to my current equity?
A: Until the transaction closes, the incentive equity plan remains in effect in accordance with its terms (including your ability to exercise vested options). Upon the closing of the merger, it is expected that Greenlane will assume the KushCo plan and outstanding awards, but that they will be converted to options to purchase Greenlane common stock (and their

Exhibit 99.3
exercise price and number of shares associated will be adjusted). Greenlane’s annual reports and other SEC filings are available under the “Investors” section of their website (Gnln.com).
Q: Our change of control stock plan language states that our equity will forward vest, can you please explain this more?
A: The KushCo stock plan provides that upon a Change in Control (which the transaction described by the merger agreement would include upon its closing), all outstanding (i.e., not previously forfeited) options will vest.
Q: Where can I find more information?
A: See https://ir.kushco.com/ for most recent public information.
Q: If I have additional questions where may I address them?
A: Please utilize our ASK mailbox @ Ask@kushco.com and we will strive to answer all questions as best and as soon as we can.

Exhibit 99.3
Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on current expectations, estimates and projections about the industry, markets in which Greenlane and KushCo operate, management’s beliefs, assumptions made by management and the transactions described in this communication. While the Greenlane’s and KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed transaction due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations of Greenlane and/or KushCo; (5) the ability to recognize the anticipated benefits of the proposed transaction; and (6) the amount of the costs, fees, expenses and charges related to the proposed transaction; and the other risks and important factors contained and identified in Greenlane’s and KushCo’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed transaction will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Neither Greenlane nor KushCo is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither Greenlane nor KushCo intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed transaction, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.
Participants in Solicitation
Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.